Exhibit 10.6 Salary and Benefits Continuation Agreement between Financial Bancorp, Inc., Financial Federal Savings Bank and Valerie M. Swaya


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                         FINANCIAL FEDERAL SAVINGS BANK
                   SALARY AND BENEFITS CONTINUATION AGREEMENT
                                FOR VALERIE SWAYA

     This Agreement is made effective as of February 18, 1997 by and among Financial Federal Savings Bank (the "Bank"), a federally chartered savings institution, Financial Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of Delaware, with both their principal administrative offices located at 42-25 Queens Boulevard, Long Island City, New York, and Valerie Swaya (the "Executive").

     WHEREAS, both the Bank and the Holding Company respectively have retained Executive as Chief Compliance Officer; and

     WHEREAS, the Bank and the Holding Company wish to provide Executive with salary continuation and continuation of other benefits enumerated herein in the event of a change in control of either organization,

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and upon the terms and conditions hereinafter provided the parties hereby agree as follows:

     1. Position and Responsibility.

     During the period of employment hereunder, Executive agrees to serve as Chief Compliance Officer of both the Bank and the Holding Company or in such other position as the Chief Executive Officer of the Bank and the Holding Company may designate. Executive shall render administrative and management services to each entity such as are customarily performed by persons in a similar executive capacity.

     Executive also agrees to serve, if elected, as an Officer and/or Director of any subsidiary of the Bank or the Holding Company.


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     2. Change in Control.

     In the event of a change in control of either the Bank or the Holding Company ("Change in Control") occurs, then subject to the terms and conditions of this Agreement, Executive shall be entitled to the payments and benefits set forth in Sections 3. and 4. of this Agreement. For purposes of this Agreement a Change in Control of the Bank or the Holding Company shall be of a nature that:
(i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owner's Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or
(iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the combined voting power of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plans of the Bank; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of

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at least  three-quarters  of the directors  comprising the Incumbent  Board,  or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause; (b) considered as though she were a member of the Incumbent Board; or (c) a plan for reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or
similar   transaction   has  been  approved  by  the  Incumbent  Board  and  the
shareholders, or otherwise occurs upon which the Board so notifies the OTS of such occurrence, and in which the Bank or Holding Company is not the resulting entity; or (d) a proxy statement soliciting proxies from shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

     3. Salary Continuation Payments.

     In the event a Change in Control of either the Bank or the Holding Company occurs at any time after the date of this Agreement, Executive shall receive payment equal to two (2x) times her then current annual base salary, made to her in a single sum payment (subject to applicable withholding) on the date of the Change in Control, without discount for early payment. Executive shall have no duty to mitigate the amount of the payment or other benefits received hereunder, it

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being agreed and  understood  that  Executive's  acceptance of other  employment shall not reduce the obligation of the Bank or the Holding Company hereunder.

     4. Medical and Other Benefits.

     In addition to any statutory right, if applicable, that Executive may have with respect to the continuation of medical or other benefits, the Bank and the Holding Company shall continue to provide Executive with life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank or the Holding Company immediately prior to the Change in Control for the two (2) year period immediately following the Change in Control.

     5. Source of Payments.

     All payments to be made and benefits to be provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank and provided by the Bank. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank for any reason, such amounts and benefits shall be paid or provided by the Holding Company. It is agreed and understood that the Executive is not entitled to duplicate payments from both the Bank and the Holding Company.

     6. Entire Agreement.

     (a) This Agreement contains the entire understanding between the parties hereto and supersedes any other prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement

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shall be  interpreted  to mean that  Executive  is  subject to  receiving  fewer benefits than those available to her without reference to this Agreement.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and the Holding Company and their respective successors and assigns.

     7. Modification and Waiver.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

     8. Termination of Employment.

     The Bank may terminate Executive's employment at any time. Executive shall only be entitled to the payments and benefits hereunder in the event a Change in Control occurs prior to a termination of Employment.

     9. Required Provisions.

     The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank and, in the event of a conflict between a Required Provision and another provision of this Agreement, the Required Provision shall supersede such other provision and be applied to the extent required by the law, rule or regulation applicable to the Bank.

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     (a) If Executive is suspended  from office  and/or  temporarily  prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(1), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay Executive all of the compensation withheld while their contract obligations were suspended and
(ii) reinstate any of the obligations which were suspended.

     (b) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (c) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(x)(1) all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (d) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director of the OTS (or her designee), the FDIC or the Resolution Trust Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1823(c); or (ii) by the Director of the OTS (or her designee) at the time the Director (or her designee) approves a supervisory merger to resolve problems related to the operations of the

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Bank or when  the Bank is  determined  by the  Director  to be in an  unsafe  or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (e) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k) and any rules and regulations promulgated thereunder.

     (f) In no event shall the aggregate dollar amount of the compensation and benefits, if applicable, payable to the Executive under Sections 3. and 4. hereof constituting "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, exceed three times the Executive's average annual total compensation for the last five consecutive calendar years ending prior to her termination of employment with the Bank (or her entire period of employment with the Bank if less than five calendar years).

     10. Severability.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

     11. Headings For Reference Only.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

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     12. Governing Law.

     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, but only to the extent not superseded by federal law.

     13. Arbitration.

     Any dispute or controversy arising or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     14. Payment of Costs and Legal Fees.

     All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

     15. Successor to the Bank.

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

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     IN WITNESS WHEREOF,  Financial Federal Savings Bank and Financial  Bancorp,
Inc. have caused this Agreement to be executed by their duly authorized officer, and Executive has signed this Agreement, on the 16th day of April, 1997.

ATTEST:
                                                FINANCIAL FEDERAL SAVINGS BANK

/s/ P. James O'Gorman                      By:  /s/ Frank Latawiec
---------------------                           ------------------
P. James O'Gorman                               Frank Latwiec

ATTEST:
                                                FINANCIAL BANCORP, INC.

/s/ P. James O'Gorman                       By: /s/ Frank Latawiec
---------------------                           ------------------
P. James O'Gorman                               Frank Latawiec

WITNESS:

/s/ P. James O'Gorman                       By: /s/ Valerie Swaya
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P. James O'Gorman                               Valerie Swaya